Exhibit 10.53

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS					1	REQUISITION NO
OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30						0914-03-8001

2	CONTRACT NO	3	AWARD/EFFECTIVE DATE	4 ORDER NO	5	SOLICITATION NO	6	SOLICITATION ISSUE DATE
	0600-03-60006		December 9, 2002			SSA-RFP-02-0510		07/31/02

7. FOR SOLICITATION INFORMATION CALL		a. NAME Stephen Slaughter			b.	TELEPHONE NUMBER (No collect calls) (410) 965-9533	8	OFFER DUE DATE LOCAL TIME 3:00 PM on 09/05/02

9 ISSUED BY Social Security Administration Office of Acquisition & Grants 1710 Gwynn Oak Avenue Baltimore, MD 21207	CODE	10. THIS ACQUISITION IS 100% SET ASIDE FOR SMALL BUSINESS ☐ UNRESTRICTED ☐ SMALL DISADVANTAGED BUSINESS ☒ 8(A) NAICS 561612 SIZE STD. $10.6 million	11 DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED ☐ SEE SCHEDULE	12 DISCOUNT TERMS Net 30 days

☐ 13a THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)

13b RATING
14 METHOD OF SOLICITATION
☐ RFQ	IFB ☐	RFP ☒

15 DELIVER TO	CODE	16. ADMINISTERED BY	CODE
See Section C-4.2	SOCIAL SECURITY ADMINISTRATION OFFICE OF ACQUISITIONS & GRANTS 1710 GWYNN OAK AVENUE BALTIMORE, MARYLAND 31207

17a	CONTRACTOR/OFFEROR	CODE	FACILITY CODE	18a. PAYMENT WILL BE MADE BY	CODE
Paragon Systems Inc. 3317 Triana Blvd., SW Huntsville, AL 35805 TIN: 63-093-7443	SSA, Office of Finance P.O. Box 47 Baltimore, Maryland 21235-0047
Telephone #: (256) 533-7598 DUNS #: 175357672

☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a. UNLESS BLOCK IS CHECKED ☐ SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
Armed/Unarmed Security Guard Services at the SSA National Computer Center and at the SSA Security West Building in Woodlawn, MD.	See Section A For Pricing Information	See Section A For Pricing Information

(Attach Additional Sheets as Necessary)

25. ACCOUNTING AND APPROPRIATION DATA APPR: 2838704 CAN: 4000914 O.C.: 2541	26 TOTAL AWARD AMOUNT (For Govt. Use Only)

☐ 27a SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52-212-4, FAR 52.212-3, 52-212-5 ARE ATTACHED. ADDENDA	☐ ARE	☐ ARE NOT ATTACHED
☒ 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4, FAR 52.212-5 IS ATTACHED. ADDENDA	☒ ARE	☐ ARE NOT ATTACHED

28 ☒    CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT  AND RETURN 3 COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS HEREIN.

29 ☐ AWARD OF CONTRACT. REFERENCE OFFER DATED YOUR OFFER ON SOLICITATION (BLOCK 5) INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN IS ACCEPTED AS TO ITEMS

30a SIGNATURE OF OFFEROR/CONTRACTOR	31a UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
/s/ Charles Keathley	/s/ Joseph Tanzi

30b NAME AND TITLE OF SIGNER (TYPE OR PRINT)	30c DATE SIGNED	31b NAME OF CONTRACTING OFFICER (TYPE OF PRINT)	31c DATE SIGNED
Charles Keathley, President	12/4/02	Joseph Tanzi	12/4/2002

32a QUANTITY IN COLUMN 21 HAS BEEN	33 SHIP NUMBER	34 VOUCHER NUMBER	35 AMOUNT VERIFIED CORRECT FOR
☐ RECEIVED	☐ INSPECTED	☐	ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED
☐ PARTIAL
☐ FINAL

32b SIGNATURE OF AUTHORIZED GOVT REPRESENTATIVE	32c DATE	36 PAYMENT	37 CHECK NUMBER

☐ COMPLETE	☐ PARTIAL	☐ FINAL

38 S/R ACCOUNT NO	39 S/R VOUCHER NO	40 PAID BY
42a RECEIVED BY (Print)
41a I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT	42b RECEIVED AT (Location)

41b SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c DATE	42c DATE REC’D (YY/MM/DD)	42d TOTAL CONTAINERS

AUTHORIZED FOR LOCAL REPRODUCTION	SEE REVERSE FOR OMB CONTROL	STANDARD FORM 1449 (10-95)

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SECTION A — PRICES/COSTS

A-1         SUPPLIES/SERVICES

The contractor shall furnish all necessary, management, supervision, manpower, materials, supplies and equipment, except as may be otherwise specified herein, and shall plan, schedule, coordinate and assure effective performance of all services described herein. The contractor shall be required to provide armed and unarmed guard services at the SSA National Computer Center Building and the Security West Building in Woodlawn, MD and in accordance with Section B, Statement of Work and the applicable attachments and exhibits in Section E.

The basic period of performance of this contract shall be effective 45 days after the contract award date.

A-2         PRICES — PHASE-IN PERIOD

December 9, 2002 through January 22, 2003.

QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

45	Calendar Days	* (rounded off)	*

A-3         PRICES — BASE YEAR

January 23, 2003 through January 22, 2004.

a. Guard Services — Monthly Rate

QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Twelve (12)	Months	* (rounded off)	*

b. Optional Additional Services (See Section B)

CATEGORY	ESTIMATED QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Supervisory	300	Hours	* (rounded off)	*

Productive	1,600	Hours	* (rounded off)	*

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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A-4         PRICES — OPTION PERIOD I (if exercised)

January 23, 2004 through January 22, 2005.

a.  Guard Services — Monthly Rate

QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Twelve (12)	Months	* (rounded off)	*

b. Optional Additional Services (See Section B)

CATEGORY	ESTIMATED QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Supervisory	300	Hours	* (rounded off)	*

Productive	1,600	Hours	*	*

A-5         PRICES — OPTION PERIOD II (if exercised)

January 23, 2005 through January 22, 2006.

a. Guard Services — Monthly Rate

QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Twelve (12)	Months	*	*

b. Optional Additional Services (See Section B)

CATEGORY	ESTIMATED QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Supervisory	300	Hours	* (rounded off)	*

Productive	1,600	Hours	* (rounded off)	*

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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A-6         PRICES — OPTION PERIOD III (if exercised)

January 23, 2006 through January 22, 2007.

a. Guard Services — Monthly Rate

QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Twelve (12)	Months	*	*

b. Optional Additional Services (See Section B)

CATEGORY	ESTIMATED QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Supervisory	300	Hours	* (rounded off)	*

Productive	1,600	Hours	*	*

A-7         PRICES — OPTION PERIOD IV (if exercised)

January 23, 2007 through January 22, 2008.

a. Guard Services — Monthly Rate

QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Twelve (12)	Months	*	*

b. Optional Additional Services (See Section B)

CATEGORY	ESTIMATED QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE

Supervisory	300	Hours	*	*

Productive	1,600	Hours	*	*

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

Computer Generated CFR) 53.212	NUMBER AND PAPERWORK BURDEN STATEMENT	Prescribed by GSA - FAR (48

Public reporting burden for this collection of information is estimated to average 45 minutes per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the FAR Secretariat (VRS), Office of Federal Acquisition Policy, GSA, Washington, DC 20405.

OMB No.: Expires:	9000-? 09/30/?

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LIST OF PARTS, SECTIONS AND ADDENDA

PART I	—	ADDENDUM TO STANDARD FORM 1449

SECTION A	—	PRICES/COSTS

SECTION B	—	DESCRIPTION OF SUPPLIES OR SERVICES — STATEMENT OF WORK

PART II	—	CONTRACT CLAUSES AND TERMS AND CONDITIONS

SECTION C	—

ADDENDUM TO FAR CLAUSE 52.212-4, CONTRACT TERMS AND CONDITIONS — COMMERCIAL ITEMS (FEE 2002) ; REVISIONS TO PARAGRAPHS IN 52.212-4; 52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEE 1998) ; ADDITIONAL FAR CLAUSES INCORPORATED BY FULL TEXT AND ADDITIONAL AGENCY-SPECIFIC TERMS AND CONDITIONS

SECTION D	—	FAR CLAUSE 52.212-5, CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS — COMMERCIAL ITEMS. (MAY 2002)

PART III	—	CONTRACT DOCUMENTS, EXHIBITS AND/OR ATTACHMENTS

SECTION E	—	CONTRACT DOCUMENTS, EXHIBITS AND/OR ATTACHMENTS

PART IV	—	SOLICITATION PROVISIONS

SECTION F	—

FAR PROVISION 52.212-3, OFFEROR REPRESENTATIONS AND CERTIFICATIONS — COMMERCIAL ITEMS.  (JULY 2002) AND ADDENDUM TO FAR PROVISION 52.212-3, OFFEROR REPRESENTATIONS AND CERTIFICATIONS — COMMERCIAL ITEMS. (JULY 2002)

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PART I — ADDENDUM TO STANDARD FORM 1449

In accordance with Federal Acquisition (FAR) 12.302 and 12.303, this addendum to the Standard Form (SF) 1449 provides for continuation of the schedule and description of the supplies/service to be acquired.

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SECTION A  — PRICES/COSTS

A-l           SUPPLIES/SERVICES

A-2          PRICES — PHASE-IN PERIOD

A-3          PRICES — BASE YEAR

A-4          PRICES — OPTION PERIOD I

A-5          PRICES — OPTION PERIOD II

A-6          PRICES — OPTION PERIOD III

A-7          PRICES — OPTION PERIOD IV

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SECTION B — DESCRIPTION OF SUPPLIES OR SERVICES —STATEMENT OF WORK

B-l	GENERAL OBJECTIVE

B-2	GENERAL REQUIREMENTS

B-3	WORK REQUIREMENTS

B-4	CONTRACTOR STAFFING REQUIREMENTS

B-5	RELIEF AND LUNCH BREAKS

B-6	TRAINING

B-7	PERMITS, LICENSES, CLEARANCES AND QUALIFICATIONS

B-8	GOVERNMENT PROVIDED MATERIAL AND GUIDANCE, INSTRUCTIONS, AND REGULATIONS

B-9	CONTRACTOR PROVIDED UNIFORMS, EQUIPMENT AND SUPPLEMENTAL EQUIPMENT

B-10	OTHER CONTRACTOR RESPONSIBILITIES

B-11	CONTRACTOR QUALITY CONTROL

B-12	GOVERNMENT-PROVIDED QUALITY ASSURANCE

B-13	CONTRACTOR START-UP REVIEW

B-14	CONTRACTOR PERFORMANCE REVIEWS AND REPORTS

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SECTION B - DESCRIPTION OF SUPPLIES OR SERVICES — STATEMENT OF WORK

B-l         GENERAL OBJECTIVE

The objective of this contract is to acquire armed/unarmed security guard services to protect people and property at the Social Security Administration (SSA) National Computer Center Building and the Security West Building in Woodlawn, MD at the locations set forth in Section E-l.  The contractor must maintain a secure environment in which citizens and Government employees can conduct business with confidence.

B-2         GENERAL REQUIREMENTS

a.             The contractor shall furnish all management, supervision, qualified guard force personnel, materials, equipment necessary to provide armed/unarmed guard services in accordance with the requirements specified herein.

b.             Qualified Guard Force Personnel: Those personnel meeting all uniform, appearance, standards of conduct, security, requirements for handling of firearms, training requirements, and other personnel qualifications set forth herein or as required by the Federal Government, State of Maryland and standards of professional security firms.

c.             All guard force personnel shall: deter and report damage, pilferage, removal, misuse, larceny, theft, or other improper or unlawful threats to, or disposition of, Government or personal property; discover and detain persons attempting to gain unauthorized access to the property or secured areas; be in full uniform and ready to begin work promptly at the start of their shift; and, remain on the job in full uniform until the end of the full tour of duty.  Contractor personnel must be present during the hours specified in Section E-l for each post.

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B-3         WORK REQUIREMENTS

a .            Typical Duties

Services shall be as prescribed, but not limited to the Contract Guard Information Manual (CGIM), Chapter 2, 2.2, revised April 2001.

NOTE:  Only those personnel trained on the proper operation of the x-ray equipment may be assigned to this post.  The contractor shall provide training on this equipment.

b.             Service During Emergencies and Civil Disturbances

Services shall be as prescribed, but not limited to the Contract Guard Information Manual (CGIM), Chapter 2, 2.2., revised April 2001.  No additional cost shall be charged to the Government for the diversion, and the contractor shall not be penalized for the normal daily work not done which was otherwise scheduled.  Incidents of this nature shall be reported in accordance with procedures outlined in the Officer’s Duty Book.  As soon as the emergency is resolved, the contract employees should return to their assigned posts and duties.

c.             Additional Services

The contractor shall provide additional productive and supervisory services hours when ordered by the Government Project Officer (GPO) or Alternate Government Project Officer (AGPO) in the absence of the GPO.  Under no circumstances are orders to be accepted from persons other than the GPO or the AGPO. These hours are specified in paragraphs A-3 (b) , A-4 (b) , A-5 (b) , A-6 (b) and A-7 (b) above. SSA Form 4062-U2 shall be utilized by the Government to institute any work under this provision.  Verbal orders may be issued in the event of an emergency with written confirmation within five (5) calendar days from the date of the verbal order.  The contractor shall bill the additional services as a separate line item on its monthly invoice. Invoices shall clearly detail the additional services performed.  These hours shall be provided on an “as required

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basis” not to exceed 1,600 hours per year for productive and not to exceed 300 hours per year for supervisory.  Any unused portions of these person hours shall not accumulate from one year to the next.  At any time during each of the five (5) contractual periods, the Government may add additional productive and/or supervisory services hours to the hours already allotted in the contract. These additional services hours shall be added to the contract by the execution of a bilateral modification to the contract.

d.             Health and Physical Fitness Requirements

1.             General Physical Requirements:  Guard services employees shall pass a physical examination given by a licensed physician or health care professional prior to assignment to the contract and every two (2) years thereafter.  The completed Standard Form 78-110, Certificate of Medical Examinations, shall be made available to the GPO for review.  All employees shall be in good general health without physical defects or abnormalities that would interfere with performance of duties.  Each guard services employee shall be able to endure pursuit that may be on foot, require running, jumping, climbing, and/or crawling, followed by physical contact to overpower the violator as necessary.

2.             Diseases:  Individuals shall have no established medical history or medical diagnosis of epilepsy or diabetes, or, where such a condition exists, the individual shall provide medical evidence that the condition can be controlled with proper medication so that the individual will not lapse into a coma or unconscious state while performing assigned guard services duties.  Employees shall be free from any communicable diseases.

3.             Vision:  They shall possess binocular vision, correctable to 20/20 (Snellen), and shall not be color-blind.

4.             Hearing:  They shall be capable of hearing ordinary conversation at 20 feet and whispered conversations at 10 feet without benefit of artificial hearing devices.

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5.             Drug Screening: The contractor shall ensure that all employees are drug free.  Drug testing is at the expense of the contractor.  All security personnel must pass a chemical test and analysis for the detection of the illegal use of drugs prior to being assigned to the contract.  All test results shall be provided to the GPO prior to entry on duty. The methodology utilized to conduct 100% annual testing shall be determined by the contractor. The contractor shall immediately remove all officers from the contract with a positive drug test result.

In addition, once a year the contractor shall randomly test and analyze all contract guard personnel for the detection of illegal use of drugs for the duration of the contract.  All test results shall be made available to the Government upon request.

B-4         CONTRACTOR STAFFING REQUIREMENTS

The contractor shall provide and retain all qualified personnel necessary to accomplish all requirements of this contract.  Contractor provided personnel for this contract site must not be removed or diverted from the contract site without authorization of the CO or GPO.  Utilizing the personnel necessary, the contractor shall provide the following support services:

a.             Contract Manager: The contractor shall provide a Key Personnel Resume (see Section E-4) with the name, telephone number and address of the contract manager, in writing, to the GPO within seven (7) calendar days after award of the contract.  The term “Contract Manager” means a person, designated in writing by the contractor, who has complete authority to act for the contractor during the term of the contract.

The contract manager shall have the authority to accept notices of billing adjustments, inspection reports and all other correspondence on behalf of the contractor. The duties of the contract manager shall not be performed by uniformed employees.

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b.             Project Manager:  The contractor shall provide a Key Personnel Resume(s) (see Section E-4) with the name, telephone number and address of the Project Manager, in writing, to the GPO within seven (7) calendar days after the date of contract award.  The Government shall approve the project manager.  The term “Project Manager” means a person designated in writing by the contractor who has complete authority to act for the contractor on a day-to-day basis at the work site.  The project manager shall not simultaneously perform the duties of other supervisory and/or productive officers under the terms of this contract.  This post shall be unarmed.

c.             NCC Site Manager:  The contractor shall provide a Key Personnel Resume(s) (see Section E-4) with the name, telephone number and address of the Site Manager, in writing to the GPO within seven (7) calendar days after the date of contract award.  The term “Site Manager” means a person designated in writing by the contractor who has complete authority to act for the project manager on a day-to-day basis at the NCC.  The Government shall approve the site manager.  The site manager is assigned to the NCC and shall work a varied schedule to provide supervision and inspection of all shifts at the NCC.  The GPO must be notified in writing of anticipated absences from the NCC. The site manager is not assigned to the SW site. Therefore, any time spent at this site will be limited and monitored by the GPO, The alternate site manager must be identified in writing to the GPO.  This post shall be unarmed.

d.             Shift and Line Supervisors:  The contractor shall provide a Key Personnel Resume(s) (see Section E-4) and a record of completion of supervisory training with the names, telephone numbers and addresses of each of the supervisors, in writing, to the GPO within seven (7) calendar days after award of the contract for review and approval by the GPO.

Supervisors shall be individuals of integrity who display a mature attitude and exercise good judgment. Each supervisor must have a background with a minimum of two (2) years of experience in field supervision (civilian community law enforcement, military service law enforcement, or security, commercial or industrial

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guard service security).  The contractor shall have the prerogative of requesting the approval of an employee without two (2) years of supervisory experience if the contractor can provide sufficient documentation to support his selection.  The contractor is responsible to verify that the individuals meet the above requirements.

Any reports of a site manager and/or supervisor not performing his/her duties as specified in this contract will be brought to the attention of the project manager by the GPO.  It will be the responsibility of the project manager to assure that the performance is brought up to the standards set forth in the contract. However, it is expected as part of the contractor’s quality control operations that this would be immediately corrected by the contractor with the contractor notifying the GPO that the deficiencies have been corrected.

e.             Emergency Command Control Center (ECCC) and the Security West Control Center (SWCC) Personnel: The contractor shall provide a Key Personnel Resume(s) (see Section E-4) with the names, telephone numbers and addresses of each of the supervisors, in writing, to the GPO within seven (7) calendar days after award of the contract.

The contractor shall provide supervisory personnel who have computer skills, the ability to manipulate onscreen data and the programs running the system, basic knowledge of physical security monitoring devices, radio dispatching and telephone communication proficiency, and the ability to make decisions then communicate/interact, with other security personnel during crisis situations.

All personnel selected for this position must attend a thirty (30) day on-the-job training in the ECCC and the SWCC. After thirty (30) days the individual must pass a test given by the contractor (test must be approved by the GPO) with a score of 70%.  The training for this position, including on-the-job training, is at the expense of the contractor.  The applicant’s name along with the test should be submitted to the GPO for

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approval before the employee is assigned to the ECCC and the SWCC.  The basis for approval will be the contractor’s compliance with the control center operations.  This is an unarmed operation.

Based on the critical and sensitive nature of the ECCC and SWCC operations, all persons at all times assigned to the ECCC and the SWCC shall be at supervisory levels.  All personnel selected for this position must have already acquired the necessary computer operating experience to perform all of the requirements with only very minimal on-the-job training.

Upon receipt of the resumes, the GPO will review and analyze the contractor’s selections for the positions of contract manager, project manager, site manager, shift and line supervisors and ECCC and SWCC personnel and will provide comments to the contractor as appropriate.

f.              Minimum Personnel Qualifications:  In the performance of the contract, the contractor certifies that each employee has the education and security requirements. All contractor employees must be a United States citizen, a minimum of twenty-one (21) years of age (age requirements may be waived for veterans of military service and for active military personnel) and possess a high school education or equivalency (GED) and have two (2) years of related work experience (any type of military service which may be credited toward meeting the requirements or two (2) years of education at a residence school or any combination of education and experience totaling two (2) years.   Each employee prior to working on the contract must, at a minimum, have the required knowledge/education/experience to:

1.             Be able to read and understand written and verbal instructions.

2.             Write reports in a legible, clear, concise and complete manner.

3.             Meet and deal with the general public,

4.             Maintain poise and self-control under stress.

5.             Have a favorable suitability determination issued by the Government.

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B-5         RELIEF AND LUNCH BREAKS

a.             The contractor shall comply with all federal, state and local regulation standards with regard to employee breaks.  Posts described as “roving patrol” do not require replacement personnel to cover breaks.  For other posts requiring coverage during breaks, relief personnel are required and shall be used to provide such coverage.  The duties of all guard posts require that a security guard not leave his/her assigned post until properly relieved.

b.             The relief guard will sign SSA Form 4072 on each post for all relief breaks.

c.             The costs to cover relief and lunch breaks for the productive guards are included in the contract price.

IMPORTANT NOTE: Failure by the contractor to furnish required relief breaks to the guard force shall be considered to be a material breach of contract and may result in termination for default.

B-6          TRAINING

a.             General

To be eligible to perform under this contract, each contract employee (including supervisory and replacement employees) shall meet the training requirement specified below.  Those officers and supervisors absent from a SSA security guard service contract for one (1) year or more as well as transfers from other contracts not having this requirement, must receive refresher training as well as meeting all testing requirements.  All contractor provided training is at the expense of the contractor.

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b.             Contractor Provided Training

Prior to contract employees being assigned to this contract, the contractor shall develop and provide a basic instruction and training plan with the information contained in the CGIM dated April 2001 and as specified in Section E-2. These instructions shall also include the following: The contractor shall provide a copy of the training plan to the GPO no later than fifteen (15) calendar days after award of the contract.  The contractor shall provide a copy of the training completion report to the GPO for each officer prior to the officer being assigned to this contract.  The training completion report shall list all subjects and the number of hours dedicated to each subject.  The contractor’s training instructor shall certify this training completion report.

Contractor provided training shall be taught by person(s) who are certified as being qualified to instruct or teach the specified subjects or topics required.  Certification to instruct the specified subjects shall be in the form of a certificate issued by an accredited institution of learning (school, college, university, etc.), a government (Federal, State, County, etc.), or by documentation that the person instructing has sufficient authoritative, practical and current knowledge.  Copies of the instructor’s certification and documentation will be submitted to the GPO upon request. Classroom space for formal, contractor-provided training shall be provided by the contractor.  Government space will not be authorized for contractor-provided training. Classrooms should be within a 50 mile radius of the government site.  All personnel, material and equipment necessary to provide the training described in Section. E-2 shall be provided by the contractor.

The Government reserves the right to inspect/monitor/critique all contractor-provided training and the training facility.

c.             Armed Security Guard Training Requirements

The contractor shall provide firearms training necessary to qualify in firearms proficiency in accordance with the firearms requirements contained in the Federal Law Enforcement Training Center Practical Pistol Course (see Section E-3). The Instructor shall be certified to conduct firearms training.

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d.             Supervisor Training

All supervisors working under this contract must successfully complete supervisory training.  The contractor shall provide all materials necessary for the training.

e.             Monthly Training Report

The contractor shall submit to the GPO, within ten (10) calendar days of the ending-preceding month, a detailed monthly training report.  The monthly training report must:

1.             Identify all training provided during the previous month (subject matter and number of hours of instruction).

2.             Identify names, type of training, and test scores of all contract employees receiving training during the previous month.

3.             If no training was provided that month, the report shall state as such.

f.              Report of Training Completion

The training required by this contract must be completed prior to the assignment of security officers to duty posts. The contractor shall submit a copy of the report of training completion to the GPO for each officer assigned to the contract. The report shall provide the name, SSN, date of training completion, subject and the number of hours for each subject.  The contractor’s training instructor shall certify this report.

THERE WILL BE NO WAIVERS OF ANY TRAINING REQUIREMENTS SPECIFIED IN THIS CONTRACT.

g.             Government Testing

Upon the contract employee’s completion of the Basic Training, the contractor must schedule with the GPO a Government-administered written examination that will test their employee’s familiarity with and understanding of the

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information contained in the CGIM after all contract employees successfully complete the applicable course.  The test is multiple choice with 50 questions.  All of the questions on the test are taken from the CGIM.  The passing score for the examination is 70%. The written test will be administered every three (3) years by the Government.

If a contract employee does not pass the examination on the first attempt, he/she may re-take the examination; however, the contract employee will be given only two (2) attempts to pass the exam within a 45 calendar day period after training completion. If the contract employee has not passed the written test administered by the Government within the 45 calendar day timeframe, the contract employee shall be required to re-take the basic training course.  The contractor shall submit a copy of the report of training completion to the GPO.  Upon receipt of the training completion report, the GPO will schedule a re-test date.

NO WAIVERS WILL BE GRANTED REGARDING THE TESTING POLICIES AND PROCEDURES STATED ABOVE.

B-7         PERMITS, LICENSES, CLEARANCES AND QUALIFICATIONS

a.             Contractor Employee Clearances

The contractor shall obtain required licenses, permits, and certifications required for each guard and supervisor to serve as either an armed guard or unarmed guard as required by the contract.

All guards must have the required valid permits (clearance card, firearms permit, cardiopulmonary resuscitation (CPR) and first aid) as prescribed by their position prior to being assigned to the contract.  Failure to carry valid credentials while on duty shall result in the employee not being permitted to work.

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b.             Other Required Licenses

The contractor shall possess the State of Maryland Security Guard License(s) and the Federal Communications Commission’s (FCC) License(s).  The contractor shall immediately notify the GPO, in writing, if license(s) or permit(s) are suspended, revoked or not renewed on time, or if there are delays in obtaining license(s) or renewals.  The contractor shall provide copies of the State of Maryland Security Guard License(s) and the FCC License(s) to the GPO prior to the start up of the contract.

The contractor shall provide any official bond, pay any fees or costs required by the State of Maryland, related to the arming of any employees engaged in armed security guard services specified under this contract.  The contractor shall assume liability for the act of his employee (s) in the exercise of any police authority.

B-8         GOVERNMENT PROVIDED MATERIAL AND GUIDANCE, INSTRUCTIONS AND REGULATIONS

SSA regulations contain the basic procedures for the operation, maintenance and protection of property.  The primary regulations and related procedures to be followed by the contractor are listed below:

Security Officer’s Duty Book:      The Security Officer’s Duty Book, furnished by the Government, is to be maintained and updated by the contractor.  All updates and revisions shall be approved by the GPO.  The Security Officer’s Duty Book shall contain complete duty instructions for all posts, including instructions for all emergency procedures.  A completed copy to include all updates and revisions shall be provided to the GPO by the contractor.

A separate Security Officer’s Duty Book shall be provided by the contractor and maintained at each fixed post and shall contain only those items of duty instructions pertinent to the specific post.

Security Officer’s Duty Books shall not be removed from Government property or reproduced or copied in any manner unless properly authorized, in writing, by the GPO.  The “Security Officer’s Duty Book” shall consist of the following:

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•              Rules and Regulations Governing Public Buildings and Grounds (FPMR 41 CFR 101-20-3)_

These rules and regulations are posted in all buildings under the charge and control of SSA and are applicable to all persons entering in or on any such property.

•              Contract Guard Information Manual (CGIM) (GSA, April 2001)

This handbook contains the course of instructions which the contractor shall teach the contract security officers.  The written examination which contract security officers and supervisors must take will be based on this manual.

•              Post Orders (Form SSA 4071-U3)

Post Orders shall be developed by the contractor for each post.  The Post Orders define the basic work to be performed by each post including the exact hours of duty.  All post orders shall be developed by the contractor based on Attachment E-l.  The GPO must approve all post orders (modifications, amendments and/or revisions). The modifications, amendments and/or revisions shall not impact on the contractor’s cost. Such changes will not require modifications to the basic contract.

•              Occupant Emergency Program Guide and Emergency Instructions

This section shall include information outlining actions to be followed under emergency or other unusual situations and/or conditions.

•              General Information

This section contains general information such as memoranda, general orders, and notices which are published by the GPO, Office of Protective Security Services (OPSS), and pertain to all guard posts. These guidelines will be provided as the need arises and will be applicable upon issuance.

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•              Special Orders

Special Orders are those instructions/directives published by the GPO, Office of Protective Security Services, and are valid for 60 calendar days or longer. They are directive in nature and can pertain to a single guard post, multiple guard posts, or an entire complex’s security program.  Their content will dictate in which category they belong.  They will be issued as the need arises and will be applicable upon issuance.

•              Special Instructions

Special Instructions apply to transitory information and/or instructions designated for a specific post(s). They will have an effective time limit of 60 calendar days or less.  Sample items of these paragraphs are one-time entry notices, telephone call authorizations, notices concerning meetings, special events or temporary security officer functions.  They will be issued by the GPO as the circumstances dictate.

B-9         CONTRACTOR PROVIDED UNIFORMS, EQUIPMENT AND SUPPLEMENTAL EQUIPMENT

a.             Uniforms

Uniforms, accessories, and equipment and the wearing of same shall conform to standards and usage prescribed in the CGIM, Chapter 2, 2.4. The contractor shall determine the quantity of each item furnished to the security officers.

The contractor shall furnish and maintain in acceptable condition, at no cost to the contract security officer employees, all items of uniform and equipment necessary to perform work required by this contract.

The type and style of uniform worn by the project manager, NCC site manager and the ECCC and SWCC personnel may be a blazer type jacket.

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b.             Equipment

1.             Radio Equipment

•                                          Each on-duty security officer, shall have an operational, two (2) frequency, portable handi-talkie radio and other related accessories (carrying case, etc.);

•                                          The contractor shall provide one (1) operational two (2) frequency, portable handi-talkie with two (2) nickel-cadmium batteries, one portable desk top rapid race, single unit charger and carrying case to the GPO;

•                                          The contractor shall provide an operational radio base station with external antenna on any of the premises of this contract.  The radio base station must be capable of maintaining radio communications with all security guard radios assigned to the site(s) under this contract;

•                                          The contractor shall equip each mobile patrol vehicle required for the contract with an operational mobile radio, 20 watts with antenna and mount;

•                                          The contractor shall, in accordance with applicable Federal Regulations, obtain all permits for the operation of such radio equipment over Government-identified frequencies.

c.             Supplemental Equipment

The contractor shall at its own expense, be responsible for obtaining all equipment to perform this contract in a professional and satisfactory manner unless the contract specifically states the equipment will be Government-furnished.

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1.             Motorized Patrol Equipment

As described in Attachment E-6, Patrol Vehicle Requirements, patrol vehicles shall be in satisfactory operating condition at all times.  All costs for operation and maintenance of the patrol vehicle(s) including license and insurance fees, are at the expense of the contractor.  Vehicles shall be maintained, at a minimum, in accordance with the manufacturer’s guidelines.

The contractor is responsible for ensuring the patrol vehicle(s) furnished under this contract comply with all the requirements outlined herein.  In the event there is a dispute between the Government and the contractor regarding whether the patrol vehicle(s) meet the requirements of the contract, the CO will make the final decision.  Patrol vehicles assigned to the contract shall not be utilized for contract administration functions.  Additional patrol equipment not required by this contract shall not be used unless approved by the GPO.

2.             Firearms

The contractor shall furnish and maintain in an acceptable condition, an operational firearm for each on-duty armed security guard. Personal, semi-automatic and magnum firearms are not authorized for use on the contract site(s).  In the event of a dispute between the Government and the contractor regarding whether firearms meet the requirements, the CO will make the final decision.  Appropriate and ample supplies of firearms upkeep and maintenance equipment; lubricating oil, cleaning solvent, brushes, cleaning rods, patches, and other normal maintenance tools, shall be provided by the contractor at the contract site(s) where the firearms shall be maintained.  Prior to the issuance to the security guards, each shift supervisor shall inspect the firearms.

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3.             Handling of Firearms and Ammunition

Firearms and ammunition shall be handled in a safe and prudent manner.  Loading and unloading of ammunition and cleaning of firearms shall take place in designated areas only.  All firearms and associated ammunition shall be stored in contractor provided containers.  The weapons container shall have a key or combination lock.  The contractor shall restrict the keys and/or combination lock to authorized contract personnel only. Firearms and ammunition are allowed on the contract site after weapon storage cabinets are in place.  Unless required in the performance of assigned duties, no firearms shall be removed from the contract site.

Shift supervisors at the beginning of the tour of duty shall issue firearms and ammunition.  Firearms and ammunition shall be returned, inspected and inventoried by the shift supervisor at the beginning and end of each tour of duty. All firearms shall be accounted for on Form SSA 3089-U2, Firearms and Equipment Control Register.  Shift supervisors and security officers shall make accurate receipt and return entries on the SSA 3089-U2 provided by the GPO.

The contractor shall provide to the GPO, within five (5) calendar days prior to the period of performance, a list of serial numbers, make and model of the firearms to be used or stored on the premises.  Revisions to the list shall be provided immediately to the GPO in writing.

In the event that a firearm is lost or stolen, the contractor shall notify the GPO and the GSA Regional Control Center immediately and shall relate all the particulars known regarding the loss or theft of the weapon.  Further, the contractor shall provide a detailed written report to the GPO within one (1) week of the incident, including the date and time of the incident.  The contractor shall notify the GPO of the serial number for the replacement weapon.

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B-10                     OTHER CONTRACTOR RESPONSIBILITIES

a.                                       The contractor shall maintain appropriate personnel files or records to include employee qualifications and training to accurately indicate compliance with the requirements of this contract.  The filing system shall be maintained by employee name and shall be in alphabetical order and shall be maintained on the contract site.

b.                                      The contractor shall submit to the GPO the SSA-4072, Contract Guard Duty Register, every Monday or the next business day when a Federal Government holiday falls on a Monday.  The report shall indicate hours worked by security officers, supervisors and project managers. This report will be used by the Government to verify compliance with the work hour requirements of the contract.

c.                                       The contractor shall maintain a Daily Operation Log, SSA-4075, and all Offense/Incident Reports, GSA 3155, as described in the CGIM, in the ECCC and the SWCC. The contractor shall ensure that these reports are completed timely and accurately and are submitted within 24 hours to the Government.

d.             The contract project manger shall be available by telephone to the GPO on a continuous 24-hour basis. This point of contact and telephone number(s) shall be provided to the CO and the GPO no later than ten (10) calendar days after the contract award date.  The person designated as the point of contact must have full authority to represent the contractor.  Any changes to the point of contact and/or the telephone number(s) shall be provided to the CO and GPO no later than twenty-four (24) hours preceding the effective date of the change.

e.             The contractor shall not remove or transfer contractor personnel, cleared and assigned to work on this contract, to another contract or location without prior approval from the GPO.  The contractor shall provide the GPO the reporting date of all new hires.

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f.              The project manager shall immediately notify the GPO of all instances when the project manager will not be on the property or will be absent from duty.

g.             The project manager shall notify the GPO when any contractor officials/representatives above the project manager are onsite.  Notification shall be subsequent to the visit.  There shall be no exceptions.

h.             Prior to the start of each shift, uniform inspections shall be conducted to ensure personnel are well groomed and uniforms are clean, neatly pressed, and officers are in possession of assigned equipment and credentials.  Any officers not meeting stringent uniform requirements and credentials will not be allowed to work and a replacement officer shall be immediately assigned to the vacant post.

i.              The project manager and the NCC site manager shall be scheduled to ensure his/her presence during normal business hours of the facility five (5) days a week, excluding federal holidays.

j.              All contract staff shall be required to sign a non-disclosure agreement regarding confidentiality of SSA security operations and procedures.

k.             The contractor shall be required to develop and maintain a database of all contract staff documenting training certifications and training dates.  Support documentation shall be maintained by the project manager and available to the GPO for review.  Support documentation shall consist of contractor training examinations, initial written examinations prior to contract assignment, in-service examinations, and any and all training contract staff may receive for assignment to the contract and during assignment on this contract.

l.              The contractor shall ensure that none of its employees conduct union business at the SSA National Computer Center Building and the Security West Building.

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B-11                     CONTRACTOR QUALITY CONTROL

Adequate and consistent quality control is an essential component of successful contract performance.  The contractor shall adhere to its Quality Control Program.  The Quality Control Program shall include, but not be limited to, the following areas:

a.             A description of the type, level, and frequency of inspections performed by the contractor’s Quality Control Monitors (not routine inspections performed by contract supervisors as part of their normal duties).

b.             Quality Control Inspection Check Lists used to conduct inspections which include, as a minimum, checks of: equipment, uniform and appearance; attendance and/or compliance with SSA Form 4072, Sign-in/Sign-out procedures; knowledge of and adherence to Duty Book requirements; knowledge of and adherence to screening equipment operating procedures; possession of certification; possession of required licenses and permits; current firearms qualifications and overall performance.

c.             A description of the contractor’s employee reward/incentive program and the contractor’s discipline procedures, used when either superior or deficient performance is noted by the contractor’s Quality Control Monitors or by the Government.

d.             Quality Control Inspection Reports shall be prepared by the approved Quality Control Monitors and remain on file at the contractor’s facility in sequence by inspection date for all inspections made during the entire contract period.  Follow-up reports shall be prepared and maintained in the above manner.  The contractor shall make these reports available to the CO or GPO upon request.  The CO or GPO may also request a copy of each inspection report to be forwarded at the time it is prepared.  The contractor shall brief the GPO of any serious problems or deficiencies noted during an inspection and shall inform the GPO of all actions taken or planned to resolve the problem.

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e.             The contractor’s Quality Control Monitors must be identified and their resumes submitted in writing by the contractor to the GPO for approval prior to them performing any inspections under the contract.  All changes in appointments shall require the same approval. The contractor shall provide revisions to its quality control program to the GPO.

f.              If the contractor’s performance indicates that the contractor must take additional quality control measures, the CO and GPO will meet with the contractor to discuss the contractor’s performance, Quality Control Plan, and any other area of concern.  The CO and GPO may request that the contractor take additional steps to improve both the overall performances of the contract and adherence to their Quality Control Plan.

g.             During semi-annual performance evaluations, the Government shall consider the Contractor’s adherence to their stated Quality Control Plan.  Failure by the contractor to adhere to their stated Quality Control Plan’s schedules, methods, forms, etc., may result in contractual actions being taken by the Government.  The CO has the authority to negotiate and take an equitable adjustment from the contractor’s monthly payment for Quality Control not provided.

Under no circumstances shall individuals appointed as Quality Control Monitors serve as uniformed employees working under this contract.

B-12                     GOVERNMENT-PROVIDED QUALITY ASSURANCE

The Government will use any and all methods deemed necessary to ensure that the contractor’s employees are in a constant state of awareness and readiness.  These methods may include surveys of building tenants regarding the guard’s performance, including the guard’s professionalism, courtesy, and knowledge of their assigned duties.

In the event a serious breach of assigned duty by the contractor’s employee(s) is identified during a quality control exercise, the CO and/or GPO shall immediately contact the contractor to discuss the Government’s findings and the steps the contractor will take to correct the problem(s).

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B-13                     CONTRACTOR START-UP REVIEW

The contractor is required to attend a post-award conference at no cost to the Government.  The post-award conference will be held at the Social Security Administration, 1710 Gwynn Oak Avenue, Baltimore, Maryland, [ILLEGIBLE] or at an alternate location designated by the CO or his/her authorized representative.  This post-award conference will be conducted prior to the commencement date of service to be performed.  The contractor must be prepared to discuss in depth, his progress and plans for meeting the specifications of the contract.

Immediately after award of the contract and prior to performance, the contractor’s representatives and the GPO shall make on-site in-depth review of the total job requirements to include, but not be limited to the following:

a.             The general type of work to be performed;

b.             Post Orders;

c.             Policy and specific procedures for responding to emergency alarms, bomb threats;

d.             Floor plans and area maps of the facility which depict emergency evacuation routes, the location and type of each fire alarm, location of utility cut-off valves or switches, utility system controls, and special instructions pertaining to security controls.

e.             The Occupant Emergency Plan, including a detailed review of the exact responsibility of each guard;

f.              Requirements for contract security officer eligibility such as fingerprint charts, health certificates, and personal history statements.

B-14                     CONTRACTOR PERFORMANCE REVIEWS AND REPORTS

The contractor performance reports for this contract shall be prepared using the National Institutes of Health Contractor Performance System.  Interim contractor performance reports and a final contractor performance report summarizing the performance evaluation for the entire contract period shall be prepared.  The contractor shall review FAR Subpart 42.15, entitled Contractor Performance Information.

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PART II — CONTRACT CLAUSES AND TERMS AND CONDITIONS

SECTION C — ADDENDUM TO FAR CLAUSE 52.212-4, CONTRACT TERMS AND CONDITIONS — COMMERCIAL ITEMS (FEB 2002)

C-1	REVISIONS TO PARAGRAPHS IN 52.212-4

C-2	52.252-2 CLAUSES INCORPORATED BY REFERENCE. (FEB 1998)

C-3	ADDITIONAL FAR CLAUSES INCORPORATED BY FULL TEXT

C-3.1	52.217-8 OPTION TO EXTEND SERVICES. (NOV 1999)

C-3.2	52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT. (MAR 2000)

C-3.3	52.232-19 — AVAILABILITY OF FUNDS FOR THE NEXT FISCAL YEAR. (APR 1984)

C-3.4	52.219-18 NOTIFICATION OF COMPETITION LIMITED TO ELIGIBLE 8(A) CONCERNS. (JUN 1999)

C-3.5	52.228-16 PERFORMANCE AND PAYMENT BONDS — OTHER THAN CONSTRUCTION (JULY 2000) - ALTERNATE I (JULY 2000)

C-4	ADDITIONAL AGENCY-SPECIFIC TERMS AND CONDITIONS

C-4.1	PERIOD OF PERFORMANCE

C-4.2	PLACE OF PERFORMANCE

C-4.3	USE OF GOVERNMENT SPACE/PROPERTY/EQUIPMENT

C-4.4	FEDERALLY RECOGNIZED HOLIDAYS

C-4.5	PROTECTIVE SECURITY CLAUSE

C-4.6	REMOVAL FROM DUTY

C-4.7	CONTRACT DELIVERABLES

C-4.8	PLACE OF DELIVERY FOR END PRODUCTS

C-4.9	DESIGNATION OF GOVERNMENT CONTRACT SPECIALIST

C-4.10	PROGRAM MANAGER AND KEY PERSONNEL

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C-4.11	CONTRACT ADMINISTRATION

C-4.12	DESIGNATION OF GOVERNMENT PROJECT OFFICER (GPO)

C-4.13	TECHNICAL DIRECTION

C-4.14	DESIGNATION OF PROPERTY ADMINISTRATOR, CONTROL AND LISTING OF GOVERNMENT PROPERTY

C-4.15	CONTRACT INSPECTORS

C-4.16	ADJUSTING PAYMENTS FOR DEDUCTIONS

C-4.17	CRITERIA FOR CONTRACT DEDUCTION

C-4.18	NOTICE TO CONTRACTOR BEFORE CONTRACT DEDUCTION

C-4.19	CONTACT POINT FOR PAYMENT RELATED INQUIRIES

C-4.20	INVOICE SUBMISSION

C-4.21	BASIS OF PAYMENT

C-4.22	ORIENTATION

C-4.23	DAMAGE OR LOSS TO THE CONTRACTOR’S PROPERTY

C-4.24	DAMAGE OR LOSS TO THE GOVERNMENT’S PROPERTY

C-4.25	IDENTIFICATION OF CONTRACTOR EMPLOYEES/BUILDING PASSES

C-4.26	PROCEDURES FOR SIGNING-IN AND SIGNING-OUT

C-4.27	REPORTING WORK HOURS PROVIDED

C-4.28	EMPLOYEE CONDUCT AND IDENTIFICATION

C-4.29	INSURANCE REQUIREMENTS

C-4.30	USE OF PREMISES

C-4.31	RESPONSIBILITIES OF THE GOVERNMENT

C-4.32	INCLEMENT WEATHER AND/OR OTHER CONDITIONS WHICH AFFECT BUILDING CLOSURES

C-4.33	(AS CLAUSE 396) - SECTION 8(A) DIRECT AWARD. (APR 2001)

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SECTION C — ADDENDUM TO FAR CLAUSE 52.212-4, CONTRACT TERMS AND CONDITIONS — COMMERCIAL ITEMS.  (FEB 2002)

In accordance with PAR 12.301 and 12.302, the clause at 52.212-4 (incorporated by reference via Block 27 of the Standard Form 1449) is hereby tailored by this addendum as follows.

C-l           REVISIONS TO PARAGRAPHS IN 52.212-4

•                  Paragraph (a), “Inspection/Acceptance”, is hereby supplemented with the language in Sections C-4.15, C-4.16, C-4.17 and C-4.18.

C-2          52.252-2    CLAUSES INCORPORATED BY REFERENCE. (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text.  Upon request, the CO will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://www.arnet.gov

52.203-3	GRATUITIES	APR 1984

52.219-6	TOTAL SMALL BUSINESS SET-ASIDE	JUL 1996

52.228-5	INSURANCE — WORK ON A GOVERNMENT INSTALLATION	JAN 1997

52.232-17	INTEREST	JUN 1996

52.237-2	PROTECTION OF GOVERNMENT BUILDINGS, EQUIPMENT AND VEGETATION	APR 1984

52.237-3	CONTINUITY OF SERVICES	JAN 1991

52.242-15	STOP-WORK ORDER	AUG 1989

52.242-17	GOVERNMENT DELAY OF WORK	APR 1984

52.245-2	GOVERNMENT PROPERTY (FIXED-PRICE) CONTRACTS) - ALTERNATE I (APR 1984)	DEC 1989

52.248-1	VALUE ENGINEERING	FEB 2000

C-3          ADDITIONAL FAR CLAUSES INCORPORATED BY FULL TEXT

The following FAR clauses are hereby incorporated into this solicitation/contract by full text as follows:

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C-3.1       52.217-8  OPTION TO EXTEND SERVICES.  (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within ten (10) calendar days prior to the expiration date of the contract.

C-3.2       52.217-9   OPTION TO EXTEND THE TERMS OF THE CONTRACT (MAR 2000)

(a)           The Government may extend the term of this contract by written notice to the Contractor within 60 days of the expiration date of the contract or any extension thereof; provided, that the Government shall give the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires.  The preliminary notice does not commit the Government an extension.

(b)           If the Government exercises this option, the extended contractor shall be considered to include this option clause.

(c)           The total duration of this contract, including the exercise of any options under this clause, shall not exceed 66 months.

C-3.3       52.232-19 AVAILABILITY OF FUNDS FOR THE NEXT FISCAL YEAR. (APR 1984)

Funds are not presently available for performance under the contract beyond the Base Year of the contract. The Government obligation for performance of this contract beyond that date: contingent upon the availability of appropriated funds from while payment for contract purposes can be made. No legal liability the part of the Government for any payment may arise for performance under this contract beyond the Base Year of the contract until funds are made available to the Contracting Office for performance and until the Contractor receives notice availability, to be confirmed in writing by the CO.

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C-3.4       52.219-18  NOTIFICATION OF COMPETITION LIMITED TO ELIGIBLE 8 (A) CONCERNS.  (JUN 1999)

(a)           Offers are solicited only from small business concerns expressly certified by the Small Business Administration (SBA) for participation in the SBA’s 8(a) Program and which meet the following criteria at the time of submission of offer —

(1)   The offeror is in conformance with the 8(a) support limitation set forth in its approved business plan; and

(2)   The offeror is in conformance with the Business Activity Targets set forth in its approved business plan or nay remedial action directed by the SBA.

(b)           By submission of it offer, the offeror represents that it meets all of the criteria set forth in paragraph (a) of this clause.

(c)           Any award resulting from this solicitation will be made to the Small Business Administration, which will subcontract performance to the successful 8(a) offerer selected through the evaluation criteria set forth in this solicitation.

(d)           (1)    Agreement.  A small business concern submitting an offer in its own name agrees to furnish, in performing the contract, only end items manufactured or produced by small business concerns in the United States.  The term “United States” includes its territories and possessions, the Commonwealth of Puerto Rico, the trust territory of the Pacific Islands and the District of Columbia.  If this procurement is processed under simplified acquisition procedures and the total amount of this contract does not exceed $25,000, a small business concern may furnish the product of nay domestic firm.  This subparagraph does not apply in connection with construction or service contracts.

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(2)    Paragon Systems, Inc. will notify the Social Security Administration Contracting Officer in writing immediately upon entering an agreement (either oral or written) to transfer all or part of its stock or other ownership interest to nay other party.

C-3.5       PERFORMANCE AND PAYMENT BONDS — OTHER THAN CONSTRUCTION ([ILLEGIBLE] 2000)

(a)   Definitions.  As used in this clause —

“Original Contract Price” means the award price of the contractor, for requirements contracts, the price payable for the estimated quantity; or for indefinite-quantity contracts, the prepayable for the specified minimum quantity. Original contract price does not include the price of any option except those option exercised at the time of contract award.

(b)   The contractor shall furnish a performance bond (Standard Form 1418) the protection of the Government in an amount equal to 10 percent of the original contract price and a payment bond Standard Form 1416) in an amount equal to 50 percent of the original contract price.

(c)   The contractor shall furnish all executed bonds, including any necessary reinsurance agreements, to the Contracting Officer, within [ILLEGIBLE] calendar days, but in any event, before starting work.

(d)   The Government may require additional performance and payment bond [ILLEGIBLE] if the contract price is increased.  The Government may secure additional protection by directing the contractor to increase the penal amount of the existing bonds or to attain additional bonds.

(e)   The bond shall be in the form of firm commitment, supported by corporate securities whose names appear on the list containing in Treasury Department Circular 570, individual sureties or by other acceptable security such as postal money order, certified check, cashier’s check, irrevocable letter of creditor, in accordance with Treasury Department regulations, certain bonds or notes of the United States. Treasury Circular 570 is published in the Federal Register, or may be retained from the:

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U.S. Department of Treasury

Financial Management Service

Surety Bond Branch

401 14tb Street, NW, 2nd floor, West Wing

Washington, DC 20227

Alternate I (July 2000). As prescribed in 28.103-4, substitute the following paragraphs (b) and (d) for paragraphs (b) and (d) of the basic clause:

(b)   The contractor shall furnish a performance bond (Standard Form 1418) for the protection to the Government in an amount equal to 50 percent of the original contract price.

(d)   The Government may require additional performance bond protection if the contract price is increased.  The Government may secure the additional protection by directing the contractor to increase the penal amount of the existing bond or to obtain an additional bond.

C-4          ADDITIONAL AGENCY-SPECIFIC TERMS AND CONDITIONS

The following agency-specific terms and conditions are hereby incorporated into this solicitation by full text as follows:

C-4.1       PERIOD OF PERFORMANCE

The period of performance for the Phase-In Period shall be December 9, 2002 through January 22, 2003.

The period of performance for the Base Year shall be January 23, 2003 through January 22, 2004.

The period of performance for Option Period I (if exercised) shall be January 23, 2004 through January 22, 2005.

The period of performance for Option Period II (if exercised) shall be January 23, 2005 through January 22, 2006.

The period of performance for Option Period III (if exercised) shall be January 23, 2006 through January 22, 2007.

The period of performance for Option Period IV (if exercised) shall be January 23, 2007 through January 22, 2008.

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C-4.2      PLACE OF PERFORMANCE

The services to be provided under this contract shall be accomplished at:

Social Security Administration

National Computer Center Building

6201 Security Blvd.

Baltimore, MD 21235-6201

and

Social Security Administration

Security West Building

1500 Woodlawn Dr.

Baltimore, MD 21241-1500

C-4.3       USE OF GOVERNMENT SPACE/PROPERTY/EQUIPMENT

(a)   Government property shall remain the property of the Government in all respects.  Within 10 calendar days upon request of the CO, or his representative, the contractor shall render an accounting of all Government property. An accounting shall also be submitted at the termination or expiration of the contract period of performance.

(b)   Use of Government Telephones

Government property to include telephones shall be used for official Government business only in the performance of this contract. Government telephones shall not be used in any manner for any personal advantage, business gain, or other personal endeavor by the contractor or contract employees.

(c)   Safeguarding Government Property

The contractor shall take all reasonable precautions, as directed by the Government, or in the absence of such direction, or in accordance with sound industrial practices, to safeguard and protect Government property.

(d)   Malfunctioning of Government Property

The contractor shall be responsible for reporting to the GPO the malfunctioning of any Government equipment used by the contractor or the contract employees.

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C-4.4      FEDERALLY RECOGNIZED HOLIDAYS

(a)          The Federal Government recognizes the following holidays;

New Year’s Day	Labor Day
Martin Luther King Day	Columbus Day
President’s Day	Veterans Day
Memorial Day	Thanksgiving Day
Independence Day	Christmas Day

Any other day designated by Federal Statute.

Any other day designated by Executive Order.

Any other day designated by Presidential Proclamation.

(b)           It is understood and agreed between the Government and the contractor that observance of such days by Government personnel shall not “on-its-face” be cause for an additional period of performance or entitlement of compensation except as set forth in this contract.

C-4.5       PROTECTIVE SECURITY CLAUSE

(a)           Purpose

The purpose of this clause is to provide procedures for obtaining suitability determinations for contractor employees who will be performing under the contract.

(b)          Definition

“Performing under the contract” is defined as either working on-site at an SSA facility (including visiting the SSA site for any reason) or having access to agency programmatic or sensitive information.

(c)          Suitability Factors

1)     delinquency or misconduct in prior employment;

2)     criminal, dishonest, infamous, or notoriously disgraceful conduct;

3)     the nature and seriousness of the conduct;

4)     when the conduct occurred;

5)     the applicant’s or employee’s age at the time of the conduct;

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6)     the circumstances surrounding the conduct;

7)     intentional false statement, deception, or fraud on application forms;

8)     habitual use of intoxicating beverages to excess;

9)     abuse of narcotics, drugs or other controlled substances;

10)   reasonable doubt as to the loyalty of the individual to the Government of the United States;

11)   the kind of position for which the person is applying or in which the person is employed;

12)   contributing social and environmental conditions;

13)   the absence or presence of rehabilitation of efforts towards rehabilitation.

(d)           Authorities

Childcare center security requirements mandated by The Crime Control Act of 1990, Public Law 101-647, subtitle E, as amended by Public Law 102-190.

Personnel security requirements for programmatic and sensitive information are mandated by Executive Orders 10450 and 12968, and Title 5, Code of Federal Regulations (CFR), Parts 731, 732 and 736.

Protective security requirements mandated by the General Services Administration (GSA).

(e)           Required Forms

2  completed forms FD-258, “Fingerprint charts*,” (The contractor will absorb the costs for obtaining fingerprints.)

1  completed GSA 176, “Statement of Personal History,*

1  completed Optional Form 306, “Declaration for Federal Employment,”

1  completed “Fair Credit Reporting Act (FCRA) authorization form**,” and

For a Non-U.S. citizen, 1 legible photocopy of the work authorization permit and social security card.

*    Preprinted with MD900310Z, SOC SEC ADMIN, PROT SEC BR, BALTIMORE, MD on the form.

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**  The FCRA, as amended on September 30, 1997, requires that the Government notify each applicant, employee, and contractor (in a document consisting solely of the notice) that a consumer report may be used for employment purposes.  The applicant, employee, or contractor must authorize this use in writing before the Government obtains the consumer report.  The FCRA also requires that, before taking adverse action relative to an employment decision based on a consumer report, the agency provide the consumer with a copy of the report, and a copy of the Federal Trade Commission’s Consumer Rights Notice. To comply with these requirement’s SSA requires that the contractor submit each applicant’s or employee’s signed FCRA authorization form along with the other investigative documents.

(f)            Obtaining Forms:

The contracting officer will include a set of the forms with the signed contract.

The contractor may contact the Protective Security Suitability Program Officer (SPO) on (410) 965-4548 additional forms.

(g)           Forms Completion

The contractor must make sure that all forms are fully completed.  This includes making sure that the Fingerprint Charts and Personal History forms are printed legibly or typed in black ink and all signatures are in black ink.

(h)           Forms Submission

The contractor must submit the completed forms for each employee and replacement employee (including each subcontractor employee) who will be performing under the contract to the Protective Security SPO. The Government will not permit contractor personnel to perform under the contract until the pre-screening process is complete. See pre-screening below.

Cover Letter:

The contractor must provide a cover letter listing:

The names of employees for whom completed forms are submitted,

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The contract number; and

The contractor’s name and contract number.

Notes: (1) The pre-screening process may take up to five days. (2) If contractor personnel will require access to an SSA facility, the contractor should contact the SSA project officer to obtain a copy of the access procedures. Also note that some facilities require access forms to be completed and approved after pre-screening is completed but before access. The access process may take as many as seven days (five working days) at a headquarters facility. For access to a regional or field facility, contact the project officer to determine how much time may be needed.

The Protective Security SPO’s address is:

Social Security Administration

Protective Security Suitability Program Officer

l-M-25 Operations Building

6401 Security Boulevard

Baltimore, MD 21235-6401

Phone:  (410) 965-5458

(i)            Waiver

For contractor employees performing services on-site at an SSA facility up to one day and where access to programmatic or sensitive information is not required, the contractor may request that the Protective Security SPO waive submission of the FD-258s and the Credit Authorization form.

If the SPO authorizes the waiver, it will apply only to the one day for which the contractor requested it.

If an individual subsequently performs or is expected to perform additional work, the SPO will not approve another waiver.  The contractor must therefore submit the FD-258s and Credit Authorization form.

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(j)            Pre-Screening

The Protective Security SPO will use the information from the completed forms as part of the basis for making a pre-screening determination.  The Protective Security SPO will notify the contractor whether a prospective employee may or may perform under the contract pending a final suitability determination.  Concurrently, the Protective Security SPO will send a copy of the notification to the contracting officer and project officer.

Time Frame for Pre-Screening

The contractor should anticipate that the Protective Security SPO will issue the notification within five days after receipt of the properly completed forms.

Final Suitability

The Protective Security SPO makes the final suitability determination for each contractor employee who does not require access to programmatic or sensitive systems information.

Note:  The contractor may expect a final suitability determination to be received approximately 45 days after submittal of the completed forms.

The Personnel Security SPO makes the final suitability determination for each contractor employee who does require access to programmatic or sensitive systems information.

Note:  The contractor may expect a final suitability determination to be received approximately 45 days after submittal of the completed forms.

The Personnel Security SPO’s address is:

Social Security Administration

Personnel Security and Suitability Program Officer

L1102 West Low Rise

6401 Security Blvd.

Baltimore, MD 21235-6401

Phone:  (410) 965-3323

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(k)          Unsuitable Employees

If the Government determines that a contractor employee or applicant is unsuitable, the Protective Security SPO or the Personnel Security SPO will advise the contractor in writing that such employee may not continue to perform or being performed under the contract. Concurrently, the Protective Security SPO or Personnel Security SPO will send a copy of the notification to the CO and the PO.

When the contractor receives the notification, the contractor must immediately remove the employee from performing under the contract.  The contractor must confirm, in writing to the SPO the date of the employee’s removal.

Concurrently, the cognizant SPO will advise the PO and the CO that he has notified the contractor that the proposed contractor personnel have been determined unsuitable/unfit to perform on the contract and must be replaced.  The letter will also request that a replacement(s) be named and the appropriate security forms completed as quickly as possible in order that contract performance will not be adversely impacted.  The SPO’s letter will also advise the contractor to contact the CO if there are any contract performance problems related to the removal.

Neither the denial resulting from the pre-screening nor the removal of an individual determined unsuitable gives rise to an equitable adjustment under the contract.

(1)           Contractor Notification to the Government

In the event that contractor personnel performing on this contract either leave the company or are removed from the project, or are arrested or charged with a crime during the term of this contract, the contractor shall notify the Protective Security immediately. In the notification, the contractor must provide the contractor personnel name(s), SSN, the type of charge(s), the court date, and, if available, the disposition of the charge(s).

(m)          Duration of Suitability Determination

The Government has full control over granting, denying or withholding access to SSA facilities and for requiring the contractor to remove personnel from performing under the contract.

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Following a successful pre-screening, the Government will usually permit contractor personnel to work on the contract pending a final suitability determination.

Permitting a contractor employee to work who does not assure that a favorable final suitability determination will follow. This permission to work or issuance of a favorable final suitability determination does not prevent, preclude, or bar the Government from withdrawing or terminating any such permission or suitability determination.

C-4.6       REMOVAL FROM DUTY

The Government* may request that the contractor immediately remove any contractor employee(s) from working on the contract should the Government determine that individuals are unfit to perform on the contract. The contractor must comply with these requests. The Government’s determination of unfit may be made from, But not limited to, incidents involving the misconduct or delinquencies set forth below:

(a)           Violation of the Rules and Regulations Government Public Buildings and Grounds, 41 CFR 101-20.3.  This includes any local badging requirements.

*The [ILLEGIBLE] with input from the GPO and cognizant Suitability Program Officer, will make all determinations regarding the removal of any employee(s). In the event of a dispute, the CO will make the final determination.

(b)           Neglect of duty, including sleeping while on duty, unreasonable delays or failure to carry out assigned tasks, conducting personal affairs during official time, and refusing to cooperate in upholding the integrity of SSA’s security program.

(c)           The contractor shall take immediate action to remove any [ILLEGIBLE] in violation of post abandonment.  The employee shall be removed from the contract.

(d)           Falsification or unlawful concealment, removal, mutilation, or destruction of any official documents or records, or concealment of material facts by willful omissions from official documents or records.

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(e)           Disorderly conduct, use of abusive or offensive language, quarreling, intimidation by words or actions, or fighting.  Also, participation in disruptive activities which interfere with the normal and efficient operations of the Government.

(f)            Theft, vandalism, immoral conduct, or any other criminal actions.

(g)           Selling, consuming, possession of, or being under the influence of intoxicants, drugs, or substances which produce similar effects.

(h)           Improper use of official authority or credentials.

(i)            Unauthorized use of communications equipment or Government property.

(j)            Misuse of weapon(s) or tools used in the performance of the contract.

(k)           Unauthorized access to areas not required for the performance of the contract.

(1)           Unauthorized access to employee’s personal property.

(m)          Violation of security procedures or regulations.

(n)           Prior determination by SSA or other Federal agency that a contractor’s employee was unsuitable.

(o)           Unauthorized access to, or disclosure of, agency programmatic or sensitive information, or IRS Tax Return information.

(p)           Unauthorized access to an agency Automated Information System.

(q)           Unauthorized access of information for personal gain (including, but not limited to monetary gain) or with malicious intent.

(r)            Not providing for the confidentiality of and disclosure and protection of information entrusted to them.  Contractor personnel are considered the same as Federal employees for the purposes of applying certain provisions.

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The Privacy Act of 1974;

The Tax Reform Act of 1976 and the Taxpayer Browsing Protection Act of 1997;

SSA Regulation 1;

The Computer Fraud and Abuse Act of 1986; and

Section 1106 of the Social Security Act.

NOTE:    The Government will provide, in writing, specific reasons for removal of an employee to the contractor.

C-4.7                     CONTRACT DELIVERABLES

In addition to other deliverables specified elsewhere in this contract, the contractor shall complete and deliver for acceptance by the GPO and/or CO, the following task items in accordance with the stated delivery schedule, and other applicable terms of the contract. The items specified below, as described elsewhere in this contract shall be delivered in accordance with, and by the date(s) specified in the table below.

SCHEDULE OF DELIVERABLES/COMPLETION OF TASKS

ITEM	DUE DATE

Attend post award meeting (reference Section B-13) GPO, Alternate GPO and CO	within 15 calendar days after the date of the contract award

Quality Control Program (reference Section B-11) 1 original to the GPO	within 20 calendar days after the date of contract award

Quality Control Program Revisions (reference Section B-11) 1 original to the GPO	a minimum of 10 calendar days prior to implementation

Certificate of Medical Examination SF 78-110 (refer to Section B-3(c)) 1 original to the GPO	prior to the assignment of the contract and every two (2) years thereafter

Form FD-258 - Fingerprint Chart (refer to Section C-4) 2 original charts to the GPO	within 15 calendar days after the date of the contract award

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GSA Form 176, Statement of Personal History (refer to Section C-4) 1 original form to the GPO	within 15 calendar days after the date of the contract award

Key Personnel Resume (refer to Sections B-4 and E-4) 1 original to the GPO	within 7 calendar days after the date of contract award

Education/Experience Documents refer to Section B-4(e) 1 original to the GPO	within 15 calendar days after the date of contract award

Contract Training Plan and Schedule for Training (refer to Section B-6(b)) 1 original to the GPO	within 7 calendar days after the date of the contract award

Monthly Training Report (refer to Section B-6(e)) 1 original to the GPO	within 10 calendar days prior to the training

Report of Employee Training Completion (refer to Section B-6(f)) 1 original to the GPO	prior to the assignment of the guards to their duty posts

List of Applicants for the Government Written Test (refer to Section B-6(g)) 1 original to the GPO	within 5 calendar days prior to the actual test date

CPR and First-Aid Certification Cards (refer to Section B-7.(a) 1 original to the GPO	Prior to being assigned to this contract

Clearance Identification Cards (refer to Section B-7(a)) 1 original to the GPO	within 21 calendar days after the date of the contract award

Federal Communications Commission’s (FCC) License(s) (refer to Section B-7(b)) 1 original to the GPO	within 15 calendar days after the date of the contract award

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Firearms Permit (refer to Section B-7(a) 1 original to the GPO within 30 calendar days after the start of full performance for employees from the former contractor. within 5 Government workdays prior to the period of full performance for all new employees. The contractor shall provide copies of all permits and clearance cards obtained for each employee, as well as copies of applications for those employees for whom permits and clearance cards are being sought

List of Firearm(s) Serial Numbers (refer to Section B-9(c)(3)) 1 original to the GPO	within 21 calendar days after the date of the contract award

Revised List(s) of Firearms Serial Numbers (refer to Section B-9(c)(3)) 1 original to the GPO	within 1 calendar day from the date of Addendum change(s) to firearms being provided for contract performance

SSA Form 4072, Contract Guard Register (refer to Section B-10(b) and C-4) 1 original to the GPO	Weekly, starting with the first day of the billing cycle through the first Saturday. Proceeding with Sunday through Saturday for the remainder of the monthly billing cycle

SSA Form 4077, Building Services Contractor Work Report (refer to Section C-4) 1 original to the GPO	Weekly, starting with the first day of the billing cycle through the first Saturday. Proceeding with Sunday through Saturday for the remainder of the billing cycle

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Report of Non-Performance of Productive and Supervisory man hours (refer to Section C-4) 1 original of each to the GPO	The last day of each month for that month

Insurance Requirements (Refer to Sections C-2 and C-4) and Contractor-Acquired Government Property (refer to Section C-4) 1 original of each to the CO	within 5 calendar days after the date of the contract award

Designate a financial institution for the receipt of EFT payments (refer to Section D-l, FAR 52.232-34, PAYMENT BY ELECTONIC FUNDS TRANSFER — OTHER THAN CENTRAL CONTRACTOR 1 original to the CO	within 30 calendar days after the date of the contract award

C-4 ..8      PLACE OF DELIVERY FOR END PRODUCTS

All data and/or end products required by or produced under the contract shall be delivered to the GPO identified in Designation of Government Project Officer.

C-4 ..9      DESIGNATION OF GOVERNMENT CONTRACT SPECIALIST

Stephen Slaughter, Contract Specialist, Division of Construction and Facilities Contracts, has been assigned to administer the contractual aspects of this contract. However, changes in the Scope of Work, contract cost, price, quantity, quality or delivery schedule shall be made only by the CO by a properly executed modification.  All correspondence that in any way concerns the terms or conditions of this contract shall be submitted directly to the Contract Specialist at the following address:

Social Security Administration

Office of Acquisition and Grants

Attention: Stephen Slaughter

Contract Specialist

1710 Gwynn Oak Avenue

Baltimore, Maryland 21207

(Telephone Number — (410) 965-9533)

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C-4 .10    PROGRAM MANAGER AND KEY PERSONNEL

The performance of the work required by this contract shall be conducted under the direction of Matthew Detloff. The Government reserves the right to approve/disapprove any successors to these individuals and/or any key personnel designated to work under this contract. The Government has determined that the contract manager, project manager and all supervisory personnel are considered key personnel.

C-4.11     CONTRACT ADMINISTRATION

The contractor’s representative responsible for handling contract administration is:

NAME	TITLE

Carla Cilyok	V.P., Finance and Accounting

TELEPHONE NUMBER	ADDRESS

(256) 533-7598	3317 Triana Blvd., S.W, Huntsville, AL 35805

C-4.12     DESIGNATION OF GOVERNMENT PROJECT OFFICER (GPO)

(a)   The individual(s) named below is hereby designated as the GPO. If an Alternate Project Government Officer (AGPO) is also listed below, that person will serve in the GPO’s stead when the GPO is unavailable. The GPO is responsible for the technical administration of this contract, in accordance with the provisions of the clause included herein entitled, “Technical Direction.”

	NAME	ADDRESS
GPO	Cynthia Thomas (410) 965-2283	Social Security Adm. 6401 Security Blvd. l-M-25 Operations Bldg. Baltimore, MD 21235-6401

AGPOs	Yvonne S. Adams (410) 965-4097	Same as above

	Sharon L. Hamm (410) 965-7318	300 N. Greene St. Baltimore, MD 21290-0300

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(b)   The GPO, or his/her authorized representative, shall be responsible for coordinating with the contractor the technical aspects of the contract.  The GPO is not authorized to make any changes which affect the contract amount, terms or conditions.  The CO is the only person with the authority to act as agent of the Government under this contract.  Only the CO has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

(c)   The GPO’s authorized representative at the SSA site in Cynthia Thomas.

C-4.13     TECHNICAL DIRECTION

Performance of the work under this contract shall be subject to the technical direction of the GPO. The term “technical direction” is defined to include, without limitation, the following:

(a)   Directions to the contractor which redirect the contract effort, shift work emphasis between work areas or tasks, require the pursuit of certain lines of inquiry, fill in details or otherwise serve to accomplish contractual statements of work.

(b)   Provision of information to the contractor which assists in the interpretation of drawings, specifications or technical portions of the work description.

(c)   Review and, where required by contract, approval of technical reports, drawings, specifications or technical information to be delivered by the contractor to the Government under the contract.

Technical direction must be within the general scope of work stated in the contract.  The GPO does not have the authority to, and may not, issue any technical direction which: (1) constitutes the assignment of any additional work outside the general scope of the contract; (2) in any manner causes an increase or decrease in the total contract cost, or time required for the contract performance or (3) changes any of the expressed terms, conditions or specifications of the contract.

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All technical directions shall be issued in writing by the GPO or shall be confirmed by him/her in writing within 5 Government business days after issuance.

The contractor shall proceed promptly with the performance of technical directions duly issued by the GPO in the manner prescribed by this article and within his/her authority under the provisions of this article.

If, in the opinion of the contractor, any instruction or direction issued by the GPO is within one of the categories as defined in (l) through (3) above, the contractor shall not proceed, but shall notify the CO, in writing, within 5 working days after receipt of any such instruction or direction and shall request the CO to modify the contract accordingly. Upon receiving such notification from the contractor, the CO shall issue an appropriate contract modification or advise the contractor, in writing, that, in his/her opinion, the technical direction is within the scope of this article.

The contractor shall thereupon proceed immediately with the direction given. A failure of the parties to agree upon the nature of the instruction or direction, or upon the contract action to be taken with respect thereto, shall be subject to the provisions of the contract clause FAR 52.212-4(d) entitled, “Disputes.”

C-4.14     DESIGNATION OF PROPERTY ADMINISTRATOR, CONTROL AND LISTING OF GOVERNMENT PROPERTY

(a)           Designation of Property Administrator.

Ms. Brenda Gallagher, leader of the Personal Property Team (PPT) in the Office of Publications and Logistics Management (OPLM) is the Property Administrator for this contract.  Ms. Gallagher is responsible for coordinating property issues with the GPO and then CO. Direct questions and/or problems regarding the control of property to her at (410) 965-5073. However, Ms. Gallagher cannot obligate Government funds, execute modifications, or otherwise make changes to the contract.

(b)           Control of Government Property.

In addition to following the requirements at FAR 45.5 and FAR 45.6 the contractor must manage Government Property in accordance with the “SSA Contractor Guide for Control of Government Property.”

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(c)           Listing of Government property (furniture and furnishings, etc.) to be furnished: acquired under this contract:

SECURITY WEST:  PROJECT MANAGER’ S OFFICE

Model Description	Quantity	Serial Number
Desk	2 each
Compaq Computer	1 each	X119DY5ZB030
Samsung Monitor	1 each	DT17HCAR203060M
Compaq Keyboard	1 each	B21A40GGAKLOGG
File Cabinet	5 each
Typewriter	1 each	009876
Long Table (Large)	1 each
Flat Chair	4 each
Office Chair	4 each
Credenza	2 each
Book Shelf	1 each
Computer Stand	1 each
Tray Box	6 each
Coat Rack	1 each
Trash Can	1 each
Three-Hole Puncher	1 each
Heavy Duty Stapler	1 each
Wall Clock	1 each

SECURITY WEST: CONTROL CENTER AND ASSIGNED POSTS

Model Description	Quantity	Serial Number
Desk	2 each
Compaq Computer	2 each	X119DYSZB020 X119DYSZB018

Samsung Monitor	2 each	DT17HCAR202781K DT17HCAR202482K

Keyboard	3 each	100805-00 B21A40GGAKLOJK B21A40GGAKLOJS
Office Chair	4 each
Credenza	2 each
Book Shelf	2 each
Computer Stand	1 each
Tray Box	6 each
Coat Rack	3 each
Trash Can	3 each

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Three-Hole Puncher	2 each
Heavy Duty Stapler	1 each
Printer	3 each	JPBC020225 B21A40GGAKLOJK USTCJP3587

Telephone	3 each	NNTM60G3ZG3Y NNTM60G3ZG3W No serial number or label attached

Telephone	2 each	NT2N30AA23 NT2N30AA23

Tape Rewinder	1 each	21147-12
Storage Bin	2 each
Speaker	2 each	O1-D-0176346-C
Copier	1 each	9035DL
Wall Clock	1 each

SECURITY WEST LOCKER ROOM

Model Description	Quantity	Serial Number
Desk	1 each
Coat Rack	2 each
Cabinet	5 each
Full Size Locker	24 each
4 Foot Locker	62 each
Book Shelf	1 each
Printer	1 each
Trash Can	1 each
Tape Rack	1 each
Chairs	9 each
Table	4 each
Tape Holder	11 each

NATIONAL COMPUTER CENTER: EMERGENCY COMMAND CONTROL CENTER AND SUITE

Model Description	Quantity	Serial Number
Desk	3 each
Compaq Computer EN	3 each	X124DYSZA613 X124DYSZA586 X124DYSZA580

Samsung Monitor	3 each	DT17HCFR400830Z DT17HCFR403213K DT17HCFR511041W

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Keyboard	3 each	B21A40JCQLN90N B21A40JCQLN8T2 B21A40JCQLN8T7
File Cabinet	5 each
Typewriter	2 each	6KM04B447273 B23406965
Refrigerator	1 each
Long Table	1 each
Office Chair s	12 each
Credenza	1 each
Book Shelf	3 each
Computer Stand	3 each
Tray Box	9 each
Coat Rack	2 each
Trash Can	4 each
Three-Hole Puncher	3 each
Heavy Duty Stapler	1 each
Wall Clock	1 each

NATIONAL COMPUTER CENTER: SUPERVISOR’S OFFICE AND ASSIGNED POSTS

Model Description	Quantity	Serial Number
Desk	3 each
Compaq Computer	4 each	X124DYSZA788 X124DYSZA611 X124DYSZA686 X124DYSZA584

Samsung Monitor	4 each	DT17HCFR511100A DT17HCFR511045B DT17HCFR403466Y DT17HCFR511229A
Keyboard	4 each
File Cabinet	3 each
Long Table	2 each
Flat Chair	1 each
Office chair	20 each
Credenza	1 each
Book Shelf	3 each
Computer Stand	3 each
Tray Box	2 each
Coat Rack	3 each
Trash Can	8 each
Three-Hole Puncher	3 each
Heavy Duty Stapler	1 each
HP Laser Jet II	3 each	3112A45255 081637 3256947

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Telephone	13 each
Safe	2 each
Storage Cabinet	3 each
Locker	88 each
Computer Speaker	2 each
Refrigerator	1 each
Wall Clock	1 each

C-4.15     CONTRACT INSPECTORS

Contract Inspectors are subordinates of the GPO and are responsible for the day-to-day inspection and monitoring of the contractor’s work.  The responsibility of the contract inspector include, but are not limited to: inspecting the work to ensure compliance with the contract requirements; documenting through written inspection reports the results of all inspections conducted; following through to ensure that all defects or omissions are corrected; conferring with representatives of the contractor regarding any problems encountered in the performance of the work and generally assisting the GPO in carrying out his responsibilities.

C-4.16     ADJUSTING PAYMENTS FOR DEDUCTIONS

DEDUCTIONS

It is the objective of the Government to obtain complete and satisfactory performance in accordance with the terms of the specifications and quality of work requirements in this contract.

To this end, the Government is contracting for the complete performance of guard services as identified in the specifications, and deductions will, therefore, be made as provided in this contract.

The Contract Deduction Table

In determining monetary deduction for non-performance of work under this contract, or for deficiencies in the work performed, the Government will use the dollar amounts specified in the Criteria for Contract Deduction Table (See agency-specific clause below).

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It is agreed that failure to accomplish any work required under this contract, or to satisfactorily accomplish such work, shall constitute a deficiency for which a reduction of payment will be made.  Inadequate performance is just as undesirable as non-performance, and the cost of correcting inadequate performance in a particular guard service area may equal the cost of normal guard services.

The GPO will compare the work hours reported by the contractor with the Form 4072, Contract Guarding Duty Register or other approved sign-in/sign-out form. These reports will be the basis for computing work hour deductions.  In the event the contractor reports more hours than are reflected on the Form SSA 4072 or other approved sign-in/sign-out form, the sign-in/sign-out form will prevail.  For example:  If the weekly report of the contractor indicates than an employee worked 8 hours and the Form SSA 4072 shows that employee as having been in the building 5 hours, the 5 hours will prevail and a deduction will be taken for the 3 hours not furnished.

(1)           Deductions for Failure to Provide Supervisory and Productive Work Hours

In the event the contractor, for any reason whatsoever, fails to provide workpower specified for supervision and productive, deductions will be made at the rate indicated on the Criteria for Contract Deduction (Section C-4) , or the contract rate whichever is greater.  The contract rate will be determined by dividing the annual contract price by the total number of work hours (productive and supervisory) required annually.  Deductions will be made at quarter hour increments.

(2)           Deductions for Failure to Provide Equipment, Materials and Uniforms

In the event the contractor fails to provide uniforms or equipment required, the CO will make an equitable adjustment in the contract price for the period of deficient performance.  In determining the amount of the adjustment, the CO will use as a basis the amount it would cost the Government to obtain the item(s) which the contractor failed to provide through rental, lease or purchase.  If the item is not readily available for rent or lease and must be purchased, the Government will deduct the full price of the

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purchased item form the initial violation.  Additional deductions will not be made for subsequent violations involving the same item, by the employee. This will be the basis for adjusting payment regardless of whether the Government does in fact supply the item.

(3)           Deficient Performance

In the event guard(s) is provided with defective equipment, defective uniforms, or their appearance is unsatisfactory, their weapons are unclean, etc., the GPO or his/her designees(s) shall, in writing, call the attention of the contractor to the deficiency and request the deficiency be corrected within such time as the GPO or his/her designee(s) deems reasonable.  If the contractor does not correct the deficiency within the specified time, a Physical Security Specialist or other Government employee will assume the duties of the contract guard until such time as the contractor corrects the deficiency.  Deductions will be made at the rates specified in Section C-4 or the contract rate whichever is greater for all hours supplied by Government employees as a result of the contractor’s failure to provide satisfactory service.

On a monthly basis, the contractor will provide a letter signed by a company officer, to the CO, detailing and acknowledging the deficiencies and providing remedial actions instituted to prevent reoccurences in the deficiencies.

C-4.17     CRITERIA FOR CONTRACT DEDUCTION

Deficiencies		Year 1	Year 2	Year 3	Year 4	Year 5

1.	Failure to provide required supervisor hours*	$27.03	$27.12	$27.20	$27.28	$27.36

2.	failure to provide required productive hours*	$25.50	$25.58	$25.66	$25.73	$25.81

3.	Failure to provide equipment, materials and uniforms	See Section C-4 for explanation of basis for deduction

*      Cost is based on the Productive and Supervisory rates as set forth in Section A.

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C-4.18     NOTICE TO CONTRACTOR BEFORE CONTRACT DEDUCTION

The CO or the GPO will inform the contractor in writing of the type and dollar amount of the proposed deductions in accordance with the Criteria for Contract Deduction of this contract, on or before the 10th working day of the month succeeding the performance period for which the deductions are being proposed.

The contractor may, within 10 Government business days of receipt of the notification from the CO or her designated representative of the proposed deductions, present to the CO specific reasons why any or all of the proposed deductions are not warranted. Reasons must be solidly based, and must provide specific facts which justify reconsideration and adjustment of the proposed amount to be deducted.  Failure to respond within the 10 day period may be construed as acceptance of the deductions proposed.

Monthly payments (except for the final monthly payment) will not be delayed or withheld pending resolution of disputes regarding proposed deductions.  If the CO makes a determination that any or all of the proposed deductions are warranted, the CO shall so notify the contractor, and subsequent payments under the contract shall be adjusted accordingly.

Before final (last) payment is made, the contractor shall furnish the CO with a release of all claims against the Government arising by virtue of this contract, other than claims in stated amounts as may be specifically excepted by the contractor from the operation of the release.  If the contractor’s claim to amounts payable under the contract has been assigned under the Assignment of Claims Act of 1940, as amended (31 U.S.C. 203, 41 U.S.C. 15), a release may also be required of the assignee. To ensure that all necessary adjustments for nonperformance or unsatisfactory performance have been made and a release of claims has been submitted before the contract is closed out the final (last) payment will be made in 45 calendar days after receipt of a proper invoice, date of completion of performance or receipt of release of claims by the CO whichever is later.

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Payment for the final month of this contract, or any extension thereof, may be subject to conditional deductions by the GPO which will be adjusted, if appropriate, following receipt of such adjustments results in the contractor being entitled to payment of any amount conditionally withheld, such payment will be made following issuance of the CO’s final decision pursuant to the preceding paragraph.

C-4.19     CONTACT POINT FOR PAYMENT RELATED INQUIRIES

Payment related inquiries may be directed to: Ms. Diana Herald, Supervisor Administrative Payment Operations Unit 3 (410) 965-0607

C-4.20     INVOICE SUBMISSION

A.            Taxpayer Identification Number (TIN)

To assist the Government in making timely payments pursuant to the requirements of the prompt payment clause applicable to this contract (FAR 52.232-25, Prompt Payment), it is requested that you include your TIN on each invoice submitted under this contract.

B.            Designated Billing Office

Mailed Invoices

The designated billing office address for mailed invoices is set forth in Block 18(a), page 1, of this contract.  The contractor shall submit an original and four copies of its invoice to that address.

Hand-Carried Invoices

If the contractor desires to hand-carry invoices, an original and four copies of its invoice shall be delivered to the following address:

Social Security Administration

Office of Finance

Supervisor, Administrative

Payment Operations Section

Room 2-B-105 East Low Rise Building

6401 Security Boulevard

Baltimore, Maryland 21235-6401

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C-4.21  BASIS OF PAYMENT

Payment will be made on a calendar month basis in arrears upon submission of an invoice.  In the event the contract begins or ends during the month, payments will be prorated based on the number of calendar days in the respective month.  It is the requirement of the Government to obtain complete and satisfactory performance in accordance with the terms of the specifications and quality standards of this contract.

The Government is contracting for satisfactory performance of each task identified in the specification, and deductions will, therefore, be made for any service not provided.  The Criteria for Deductions (where applicable) will be used by the Government in determining monetary deductions for nonperformance of work under this contract.

It is agreed that failure to accomplish any work required under this contract, or to satisfactorily accomplish such work, or to comply with any provisions of this contract, where due to the carelessness, neglect, or fault of the contractor, shall constitute a deficiency for which a reduction of payment shall be made in accordance with the provisions of this contract.

The deduction(s) for non-performance for productive hours and supervisory hours shall be adjusted on the contractor’s monthly invoice for the previous month prior to the monthly invoice being submitted to the Government for payment.

C-4.22     ORIENTATION

Upon entering on duty, all contractor’s employees assigned to this contract will be given a Government provided orientation to acquaint them with the SSA facilities.

C-4.33     DAMAGE OR LOSS TO THE CONTRACTOR’S PROPERTY

The Government will not be responsible in any way for damage to or loss of the contractor’s equipment kept in or near the buildings; or the contractor’s employees personal belongings brought onto Government premises; occasioned by fire; theft, accident or otherwise.

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C-4.24     DAMAGE OR LOSS TO THE GOVERNMENT’S PROPERTY

In the event of loss or damage to Government equipment or property, the contractor may be held liable.  The contractor shall notify the Government of lost or damaged property or equipment within 72 hours of the occurrence, after which the contractor shall have 72 hours to investigate the situation.  Should it be determined that the loss or damage to the property was caused through fault or negligence of a contractor employee, then the extent the contractor’s liability shall be measured by repair or replacement costs, whichever is less:  such costs shall be deducted from the contractor’s invoice.

C-4.25     IDENTIFICATION OF CONTRACTOR EMPLOYEES/BUILDING PASSES

(a)   Issuance of Passes

During the performance of this effort, the rights to ingress to the Government site for the contractor personnel shall be made available as required.  In this regard, the contractor shall see that every new employee has an SSA/contractor identification/building pass before the employee enters on duty. All passes must contain an expiration date. Contractor employees must have this badge in their possession during normal working hours, wear it in plain view and show it upon request.  The Government shall periodically verify passes of contractor employees with their personal identification.  The contractor shall also see that this identification for all contractor personnel be delivered to the GPO for cancellation as his employees are dismissed or terminated and when the contract expires.

(b)   Photo Identification

The contractor shall make his employees available for photo identification badges when required by the Government, on schedule to be agreed to by the Government and the contractor. The badges will be issued by the Government after a favorable pre-screening has been received on the contractor’s employees.  The Government will take the pictures and furnish the equipment and material to make the identification badges. Contractor employees shall sign [ILLEGIBLE] badge at the time of photographing.

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The contractor shall see that all badges are returned to the GPO when employees are dismissed or terminated.  The contractor will notify the GPO when employee badges are lost. It will be the responsibility of the contractor to pay for replacement badges at the rate of $10 per badge.

The use of the photo identification badges will be at the option of the Government.

While on Government premises, the contractor shall comply with the rules, regulations and procedures governing the conduct of personnel and the operation of this facility. The contractor is also responsible for ensuring that all personnel working on Government premises are aware of the Occupant Emergency Organization (OEO) personnel in evacuating the building when the alarm is activated.

C-4.26     PROCEDURES FOR SIGNING-IN AND SIGNING-OUT

Each contract employee must sign-in when reporting for duty and sign-out when leaving at the end of the work day.  The Contract Guarding Register, Form SSA-4072, provided by the GPO, shall be used for this purpose. The sign-in and sign-out location will be designated by the GPO.  Entries made for arrival and departure will be countersigned by the contractor’s shift supervisor.

The contractor shall submit the original SSA Forms on a weekly basis to the following address.  Facsimile copies of completed form SSA-4072 may not be used:

SSA

Office of Protective Security Services

Attn: GPO

340 National Computer Center

6201 Security Blvd.

Baltimore, MD 21235-6201

C-4.27     REPORTING WORK HOURS PROVIDED

The contractor shall submit to the GPO at the end of each week, and in addition on the last working day of the month, a Building Service Contractor Work Report, Form SSA-4077, or an equivalent substitute approved by the CO. The contractor shall submit a report in writing the last day of each month indicating the total number of all nonperformance productive and/or supervisory man hours for that month.  The report shall list the date, post, number of nonperformance hours for each post and the reason for nonperformance (i.e., open post).

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C-4.28     EMPLOYEE CONDUCT AND IDENTIFICATION

(a)           All employees performing under this contract shall be bonafide employees on the payroll of the contractor.

(b)           The contractor’s personnel may utilize on-site cafeterias or snack areas for their lunchtime or breaktime.

(c)           During all operations on Government premises, the contractor’s employees shall comply with the rules and regulations governing standards of conduct on Government property.

(d)           The contractor shall be responsible for maintaining satisfactory standards of employee conduct, competency and integrity and shall be responsible for taking such disciplinary action with respect to employees as may be deemed necessary.  Upon notice from the GPO that any contractor employee is performing in an incompetent, careless manner, the CO shall notify the contractor that remedial action is necessary within a 24-hour period after notification, the Government reserves the right to refuse entry onto the premises for the employee (s) in question.

C-4.29     INSURANCE REQUIREMENTS

In accordance with the clause “INSURANCE—WORK ON A GOVERNMENT INSTALLATION” (52.228-5, Section C-2), the contractor shall maintain, at its expense, during the entire period of performance under this contract, the minimum insurance set forth below:

(a)   Worker’s compensation insurance, or equivalent worker’s compensation coverage, as required or prescribed by law, with minimum employer liability limit of $100,000 for accidental bodily injury or death, or for occupational disease.

(b)   Comprehensive general liability with minimum limit of $1,000,000 per accident for bodily injury and $50,000 per accident for property damage.

(c)   Automobile liability—minimum limits of $200,000 per person and $500,000 per accident for bodily injury and $50,000 per accident for property damage.

The contractor shall file with the CO, within five (5) calendar days after the effective date of contract award, a certificate of insurance evidencing the above coverage.

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The policies evidencing required insurance shall contain an endorsement to the effect that any cancellation or any material change adversely affecting the Government’s interest shall not be effective (a) for such period as the laws of the State in which this contract is to be performed prescribe or (b) until 30 calendar days after the insurer or the contractor gives written notice to the CO, whichever period is longer.

The contractor warrants that such insurance coverage for all subcontractors who will work at any of the sites does or will exist before such subcontractor personnel enter the Government premises.

C-4.30    USE OF PREMISES

If the premises are occupied, the contractor, its subcontractor and their employees shall comply with the regulations governing access to, operation of and conduct while in or on the premises and shall perform the work required under this contract in such a manner as not to unreasonably interrupt or interfere with the conduct of Government business.

Any requests received by the contractor from occupants of existing buildings to change the sequence of work shall be referred to the CO for determination.

If the premises are occupied, the contractor, its subcontractors and their employees shall not have access to or be admitted into any building outside the scope of this contract, except with official permission.

C-4.31    RESPONSIBILITIES OF THE GOVERNMENT

(a)   Subject to security regulations, the Government shall provide access to the buildings for the contractor to perform armed/unarmed guard services in the contractor’s on-site offices.

(b)   The Government shall maintain environmental conditions for on-site operational areas in accordance with standard practices necessary to facilitate reliable operations.

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C-4.32     INCLEMENT WEATHER AND/OR OTHER CONDITIONS WHICH AFFECT BUILDING CLOSURES

The contractor shall be responsible for providing continuous coverage of the facility by contract personnel as outlined in Section E-l. The Government may find it necessary to close a building, open its facilities late, or grant its employees early dismissal due to inclement weather or other unforeseen circumstances. In the event of a building closure, contract personnel are required to report as outlined in Section E-l and/or as directed by the GPO or his/her designee. No deduction to the contractor’s monthly invoice will be made for hours not worked as a result of a building closure.

C-4.33     (AS CLAUSE 396) – SECTION 8(A) DIRECT AWARD. (APR 2001)

(a)           This contract is issued as a direct award between the Social Security Administration (SSA) and the 8 (a) contractor, Paragon Systems Incorporated, pursuant with the Partnership Agreement between the Small Business Administration (SBA) and SSA. SBA is the prime contractor.  SBA retains responsibility for 8(a) certification,  8(a)  eligibility determinations and related issues, and providing counseling and assistance to the 8(a) contractor under the 8(a) program.  The cognizant SBA District Office is:

U.S. Small Business Administration

Birmingham AL District Office

801 Tom Martin Drive, Suite 201

Birmingham, AL 35211

(b)           SSA is responsible for administering the contract and taking action on behalf of the Government under the terms and conditions of the contract.  SSA must however give advance notice to SBA before SSA issues a final notice terminating performance, either in whole or in part, under the contract.  SSA must coordinate with SBA prior to processing any novation agreement.  SSA may assign contract administration functions to a contract administration office.

The contractor agrees:

(1)   To notify the Contracting Officer, simultaneous with the Contractor’s notification to SBA (as required by SBA’s 8(a) regulations), when the owner(s) upon whom 8(a) eligibility is based plan

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to relinquish ownership or control of the concern. Consistent with 15 U.S.C. 637 (a)(21) , transfer of ownership or control must result in termination of the contract for convenience, unless SBA waives the requirement for termination before the Contractor actually relinquishes ownership and control.

(2)   That it will adhere to the requirements of 52.219-14, Limitations on Subcontracting.

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SECTION D —        FAR CLAUSE 52.212-5, CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS — COMMERCIAL ITEMS. (MAY 2002)

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SECTION D          52.212-5 — CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS — COMMERCIAL ITEMS. (MAY 2002)

(a)  The Contractor shall comply with the following FAR clauses, which are incorporated in this contract by reference, to implement provisions of law or executive orders applicable to acquisitions of commercial items:

(1)   52.222-3, Convict Labor (E.O. 11755);

(2)   52.233-3, Protest after Award (31 U.S.C 3553).

(b)  The Contractor shall comply with the FAR clauses in this paragraph (b) that the contracting officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items or components:

[Contracting Officer shall check as appropriate.]

☒ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government, with Alternate I (41 U.S.C. 253g and 10 U.S.C. 2402).

☐ (2) 52.219-3, Notice of HUBZone Small Business Set-Aside (Jan 1999).

☐ (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Jan 1999) (if the offeror elects to waive the preference, it shall so indicate in its offer).

☐ (4) (i) 52.219-5, Very Small Business Set-Aside (Pub. L. 103-403, section 304, Small Business Reauthorization and Amendments Act of 1994).

☐ (ii) Alternate I to 52.219-5.

☐ (iii) Alternate II to 52.219-5.

☒ (5) 52.219-8, Utilization of Small Business Concerns (15 U.S.C. 637 (d)(2) and (3)).

☐ (6) 52.219-9, Small Business Subcontracting Plan (15 U.S.C. 637 (d)(4)).

☒ (7) 52.219-14, Limitations on Subcontracting (15 U.S.C. 637(a)(14)).

☐ (8) (i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323) (if the offerer elects to waive the adjustment, it shall so indicate in its offer).

☐ (ii) Alternate of 52.219-23.

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☐ (9) 52.219-25, Small Disadvantaged Business Participation Program-Disadvantaged Status and Reporting (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐ (10) 52.219-26, Small Disadvantaged Business Participation Program-Incentive Subcontracting (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☒ (11) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).

☒ (12) 52.222-26, Equal Opportunity (E.O. 11246).

☒ (13) 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212).

☒ (14) 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793).

☒ (15) 52.222-37, Employment Reports on Disabled Veterans, Veterans of the Vietnam Era and Other Eligible Veterans (38 U.S.C. 4212).

☐ (16) 52.222-19, Child Labor-Cooperation with Authorities and Remedies (E.O. 13126).

☐ (17)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (42 U.S.C. 6962(c)(3)(A)(ii)).

☐ (ii) Alternate I of 52.223-9 (42 U.S.C. 6962(i)(2)(C)).

☐ (18) 52.225-1, Buy American Act-Balance of Payments Program-Supplies (41 U.S.C. l0a-l0d).

☐ (19)(i) 52.225-3, Buy American Act - North American Free Trade Agreement - Israeli Trade Act - (41 U.S.C. l0a-l0d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note).

☐ (ii) Alternate I of 52.225-3.

☐ (iii) Alternate II of 52.225-3.

☐ (20) 52.225-5, Trade Agreements (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

☐ (21) 52.225-13, Restriction on Certain Foreign Purchases (E.O. 12722, 12724, 13059, 13067, 13121, and 13129).

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☐ (22) 52.225-15, Sanctioned European Union Country End Products (E.O.12849).

☒ (23) 52.225-16, Sanctioned European Union Country Services (E.O. 1284

☐ (24) 52.232-33, Payment by Electronic Funds Transfer-Central Contractor Registration (31 U.S.C. 3332).

☒ (25) 52.232-34, Payment by Electronic Funds Transfer-Other Than Central Contractor Registration (31 U.S.C. 3332).

☐ (26) 52.232-36, Payment by Third Party (31 U.S.C. 3332).

☐ (27) 52.239-1, Privacy or Security Safeguards (5 U.S.C. 552a).

☐ (28) (i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (46 U.S.C. 1241).

☐ (ii) Alternate I of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, which the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or executive orders applicable to acquisitions of commercial items or components:

[Contracting Officer check as appropriate.]

☒ (1) 52.222-41, Service Contract Act of 1965, As Amended (41 U.S.C. 351, et seq.).

☒ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☒ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act —Price Adjustment (Multiple Year and Option Contracts) (29 U.S.C.206 and U.S.C. 351, et seq.).

☐ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act — Pi Adjustment (29 U.S.C. 206 and 41 U.S.C 351, et seq.).

☒ (5) 52.222-47, SCA Minimum Wages and Fringe Benefits Applicable Successor Contract Pursuant to Predecessor Contractor Collective Bargaining Agreement (CBA) (41 U.S.C, 351, et seq.).

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(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records — Negotiation.

(1)   The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2)   The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3)   As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c) or (d) of this clause, the Contractor is not required to include any FAR clause, other than those listed below (and as may be required by an addenda to this paragraph to establish the reasonableness of prices under Part 15), in a subcontract for commercial items or commercial components —

(1)  52.222-26, Equal Opportunity (E.O. 11246);

(2)  52.222-35, Affirmative Action for Disabled Veterans, Veterans of the Vietnam Era and Other Eligible Veterans (38 U.S.C. 4212);

(3)  52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793);

(4)  52.247-64, Preference for Privately-Owned U.S. Flag Commercial Vessels (46 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996); and

(5)  52.222-41, Service Contract Act of 1965, As Amended (41 U.S.C. 351, et seq.).

(End of Clause)

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PART III — CONTRACT DOCUMENTS, EXHIBITS AND/OR ATTACHMENTS

SECTION E — CONTRACT DOCUMENTS, EXHIBITS AND/OR ATTACHMENTS

E-l	POST HOURS AND LOCATIONS

E-2	DESCRIPTION OF THE TRAINING TO BE PROVIDED BY THE CONTRACTOR

E-3	FEDERAL LAW ENFORCEMENT TRAINING CENTER PRACTICAL PISTOL COURSE

E-4	KEY PERSONNEL RESUME

E-5

UNITED STATES DEPARTMENT OF LABOR WAGE RATE DETERMINATION NUMBER 2002-0027, REV. #2 , DATED 06/20/2002 AND THE PREVAILING COLLECTIVE BARGAINING AGREEMENT BETWEEN HERITAGE SERVICES, INC. AND THE UNITED UNION OF SECURITY GUARDS

E-6	PATROL VEHICLE REQUIREMENT

E-7	REFERENCE DOCUMENTS